                                   BY-LAWS

                                     OF

                               MEDICORE, INC.

                          a Florida corporation

                        -------------------------

                                ARTICLE I

                                 OFFICES

     1.1  Principal Office.  The principal office shall be located in the
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City of Hialeah, County of Dade and State of Florida.

     1.2  Other Offices.  The corporation may have other offices, either
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within or outside the State of Florida, at such place or places as the
Board of Directors may from time to time determine.

                               ARTICLE II

                            CORPORATE SEAL

     2.1  Seal.  The corporate seal shall be circular in form and shall
          ----
have inscribed thereon the name of the corporation, the year of its incor-poration and the words "Corporate Seal, Florida".

                              ARTICLE III

                        MEETINGS OF STOCKHOLDERS

     3.1  Place of Meeting.  All meetings of the stockholders shall be
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held at the office of the corporation in the City of Hialeah, State of
Florida, or at such other place as may be designated by the Board of Directors.

     3.2  Annual Meetings.  The annual meeting of stockholders shall be
          ---------------
held on any day other than a Sunday or a legal holiday during the month of June, or at such other date as may be determined by the Board of Directors. At such meeting the appropriate Class of directors for the ensuing year shall be elected in accordance with the corporation's Restated Articles of Incorporation, as amended ("Articles of Incorporation") and these By-Laws. Any general business pertaining to the affairs of the corporation may be transacted at an annual meeting without special notice. The particular Class(es) of the Classified Board of Directors shall be elected at the annual meeting of the stockholders by plurality vote of the stockholders present in person or by proxy at such meeting and entitled to vote.

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     3.3  Special Meetings.  Special meetings of the stockholders may be
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called for any purpose, unless otherwise permitted by statute, by the
President or by the Board of Directors, pursuant to a resolution adopted by a majority of the entire Board, either upon motion of a director, or upon the written request of the holders of at least 50% of all the outstanding stock entitled to vote thereat, voting together as a single class. Any request for a special meeting of stockholders shall state the purpose or purposes of the special meeting and no business other than that specified in the Notice of Meeting shall be transacted at any special meeting.

     3.4  Fixing Date For Determination Of Stockholders Of Record.  For
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the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or en-titled to receive payment of any dividend or other distribution or allot-ment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed then the record date shall be as follows: (a) for determining stockholders entitled to notice of or to vote at the meeting of stockholders, the close of business on the day next preceding the day on which the meeting is held; (b) for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Direc-tors is necessary, the day on which the first written consent is expressed, and (c) for determining stockholders for any other purpose, the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     3.5  Notice.  Notice of the annual meeting of stockholders shall be
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mailed or otherwise given to each holder of record of the stock entitled to vote thereat, at his address, as the same appears on the books of the corporation, at least 10 days but not more than 60 days prior to such meeting. Such notice need not specify the business to be transacted.

     Written or printed notice of each special meeting of stockholders, stating the place, day and hour of such meeting and business proposed to be transacted thereat, shall be mailed, postage prepaid, or otherwise given to each holder of record of the stock entitled to vote thereat, at his address as the same appears on the books of the corporation, at least 10 days but not more than 60 days prior to such meeting.

     Whenever any notice is required to be given under the provisions of any law of this State or under the provisions of the Articles of Incorpora-tion of this corporation or by these By-Laws, waiver thereof in writing, signed by the person or persons entitled to such notice, or by his or their proxy or proxies, whether before or after the time fixed for the giving of such notice, shall be deemed equivalent to such notice. If a person or persons entitled to notice of a meeting shall attend such meeting, either in person or by proxy, such attendance shall constitute a waiver of notice of the meeting, except in case the attention of any business because the meeting shall not have been lawfully called or convened.

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     If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock books of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

     3.6  Quorum.  Except as otherwise required by law, by the Articles of
          ------
Incorporation of this corporation, or by these By-Laws, the presence, in person or by proxy, of stockholders entitled to cast a majority in number of the aggregate number of votes to which Common Stock shall be entitled, shall constitute a quorum of all meetings of the stockholders. In any case, where the presence of the aforesaid number of the holders of Common Stock shall be necessary to constitute a quorum, and if such number shall not be represented at any meeting, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At any such adjourned meeting at which the requisite amount of voting stock shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

     3.7  Manner of Acting.  When a quorum is present at any meeting, the
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affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stock-holders, unless a different vote is required by law or the Articles of Incorporation, in which case such express provision shall govern.

     3.8  Organization.  The President or any Vice President shall call
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meetings of stockholders to order and act as Chairman of such meetings.
In the absence of said officers, any stockholder entitled to vote at that meeting, or any proxy of any such stockholder, may call the meeting to order and a chairman shall be elected by a majority of the stockholders entitled to vote at that meeting. In the absence of the Secretary or any Assistant Secretary of the corporation, any person appointed by the Chairman shall act as Secretary of such meetings.

     3.9  Agenda and Procedure.  The Board of Directors shall have the
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responsibility of establishing an agenda for each meeting of stockholders, subject to the rights of stockholders to raise matters for consideration which may otherwise properly be brought before the meeting although not included within the agenda. The Chairman shall be charged with the orderly conduct of all meetings; provided however, that in the event of any dif-ference in opinion with respect to the proper cause of action which cannot be resolved by reference to statute, or to the Articles of Incorporation or these By-Laws, Robert's Rules of Order (as last revised) shall govern the disposition of the matter.

     3.10  Proxies.  Any stockholder entitled to vote at any meeting of
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stockholders may be represented and vote thereat by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date to more than three months prior to such meeting, unless such proxy shall, on its face, provide a longer period in which it is to remain in force.

     3.11  Vote by Ballot.  The Secretary shall prepare at least 10 days
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prior to each election of directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order, with the residence of and the number of voting shares held by each stockholder, which shall be open for the examination of any stockholder, at the place where said election is to be

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held, for 10 days prior to such election, and shall be kept available for the inspection by any stockholder during the whole time of the election.

     Subject to Section 3.4 of this Article III, each stockholder shall have one vote for each share of stock having voting power and registered in his name on the books of the corporation. Cumulative voting shall not be allowed.

     3.12  Voting of Shares by Certain Holders.  Persons holding stock in
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a fiduciary capacity shall be entitled to vote the shares so held.  Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such shares and vote thereon. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relation-ship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall be as set forth in the Florida Business Corporation Act.

     3.13  Inspectors.  The Chairman of the meeting may at any time appoint
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one or more inspectors to serve at a meeting of the stockholders.  Such inspector(s) shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the Secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented.
The inspector(s) does not need to be a stockholder of the corporation, and any director or officer of the corporation may be an inspector on any questions other than a vote for or against his election to any position with the corporation or on any other question in which he may be directly interested.

                               ARTICLE IV

                               DIRECTORS

     4.1  Powers.  The business and affairs of the corporation shall be
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managed by or under the direction of its Board of Directors, except as otherwise provided in the Florida Business Corporation Act or the Articles of Incorporation.

     4.2  Number, Tenure and Qualification.  The number of directors of
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the corporation shall be as determined by the Board of Directors and shall be not fewer than four nor more than six. Directors shall be elected in Classes at each Classes respective annual meeting of stockholders as other-wise provided in the Articles of Incorporation. Each director shall hold office until his successor shall have been elected and qualified or until the earliest of his death, resignation or removal. Directors need not be residents of Florida or stockholders of the corporation.

     The number of directors may be changed at any time and from time to time by vote at a meeting or by written consent of the shareholders entitled to vote on the election of directors as otherwise provided in these By-Laws, and as otherwise permitted in the Articles of Incorpora-tion

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of the corporation, or by resolution of the Board of Directors passed by a majority of the entire Board of Directors, except that no decrease shall shorten the term of any incumbent director unless such director is specifi-cally removed for cause at the time of such decrease. Whenever the au-thorized number of directors is increased between annual meetings of the shareholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by the decrease.

     4.3  Term of Offices.  Except as otherwise provided in the Articles
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of Incorporation of this corporation, each director shall be elected to serve until the next annual meeting of stockholders voting for directors of his particular Class of directors, and until his successor is chosen and qualified.

     4.4  Removal.  At any annual or special meeting of the stockholders
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duly called, as provided in the Articles of Incorporation of the Company and in these By-laws, any director or the entire Board of Directors may be removed from office only for cause and only by a vote of the holders of at least 75% of the voting power all the shares of stock outstanding and entitled to vote generally in the election of the directors, voting together as a single class, and his successor or their successors may be elected at such meeting, or the remaining directors may, in the absence of such election, fill any vacancies created by such removal.

     4.5  Meetings.  A regular meeting of the Board shall be held without
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notice immediately following and at the same place as the annual share-
holders meeting for the purposes of electing officers and conducting such other business as may come before the meeting. If an election of directors occurs by written consent in lieu of the annual meeting of shareholders, the annual meeting of the Board of Directors shall take place as soon after such written consent is duly filed with the corpora-tion as is practicable, either at the next regular meeting of the Board of Directors or at a special meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.

     A special meeting of the Board may be called at any time by the Chief Executive Officer or if he is unavailable, by the President, or by the Secretary upon the written request of not less than three directors, for any purpose. Such meeting shall be held upon not less than three days notice whether given orally (either by telephone or in person) or by tele-gram or by depositing the same in the United States mails, postage prepaid. Such notice shall specify the time, place and purposes of the special meeting.

     4.6  Place of Meeting.  The Board of Directors may hold its meetings
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and have one or more offices and keep the books of the corporation (except such as are required by law to be kept within the State of Florida) either within or outside of the State of Florida at such place or places as it may from time to time determine.

     4.7  Quorum and Powers of a Majority.  At all meetings of the Board
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of Directors, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors, except as specifically

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required by statute or by the Articles of Incorporation of this corporation or by these By-laws. If less than a majority of directors is available and present at such meeting, a majority of such directors present may adjourn the meeting from time to time, without notice other than the announcement at the meeting, until a quorum shall be present.

     4.8  Compensation.  Unless otherwise restricted by the Articles of
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Incorporation of these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, for attendance at such meetings of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of any committee of the Board may be allowed like compensation for attending committee meetings.

     4.9  Notice of Nominations.  Nominations for the election of directors
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may be made by the Board of Directors or a committee of the Board of Direc-
tors or by any stockholder entitled to vote for the election of directors. Nominations by the Board of Directors or a committee of the Board of Direc-tors may be made by oral or written notice delivered to the Secretary of the corporation by any officer or director on behalf of the Board of Directors or committee at any time prior to or at any meeting of the stockholders at which directors are to be elected. Each notice of nomina-tion of directors by the Board of Directors or a committee of the Board of Directors shall set forth the names of the nominees. Nominations by stockholders shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation not less than 60 days nor more than 90 days prior to any meeting of the stockholders at which directors are to be elected; provided, however, that if less than 60 days' notice of the meeting is given to stockholders, written notice of nominations of directors by stockholders shall be delivered or mailed, as prescribed, to the Secretary of the cor-poration not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Nominations by stockholders for directors to be elected by written consent of stock-holders shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corpora-tion not less than 60 days nor more than 90 days prior to the first solici-tation of any written consents of stockholders for the election of those nominees. Each notice of nomination of directors by a stockholder of the corporation shall set forth (a) the name, age, business address and, if known, residence address of each nominee proposed in that notice, (b) the principal occupation or employment of each such nominee for the five years preceding the date of the notice, (c) the number of shares of stock of the corporation that are beneficially owned by each nominee, and (d), any arrangement, affiliation, association, agreement or other relationship of the nominee with any stockholder of the corporation. The Chairman of any meeting of stockholders of the corporation may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

     4.10  Vacancies.  Any director may resign at any time by giving
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written notice to the corporation.  Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make if effective. Any vacancy or newly created directorship resulting from an increase in the authorized number of directors may be filled by the affirmative vote of the majority of directors then in office, although less than a quorum, or by a sole remaining director, and a director so chosen shall hold

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office until the next annual election relating to the Class of directors to which he is filling, and until his successor is duly elected and qualified, unless sooner displaced. If at any time, by reason of death, resignation or other cause, the corporation should have no directors in office, then an election of directors may be held in the manner provided by law. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill any vacancy or vacancies, with the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next annual relating to the Class of directors to which he is filling, and until his successor is duly elected and has qualified.

     4.11  Informal Action by Directors.  Unless otherwise restricted by
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the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

     4.12  Meetings by Telephone.  Unless otherwise restricted by the
           ---------------------
Articles of Incorporation or these By-Laws, members of the Board or Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting in such manner shall constitute presence in person at the meeting.

                              ARTICLE V

                        EXECUTIVE COMMITTEE

     5.1  Powers.  The Board of Directors may designate two or more of
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their number, including the Chief Executive Officer, to constitute an
Executive Committee to serve at the pleasure of the Board of Directors. The Board of Directors is authorized to remove at any time, without notice, any member of the Executive Committee, and elect another member in his or her place and stead.

     The Board of Directors may delegate to such Committee any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation and may from time to time extend, modify, curtail or restrict the powers so delegated; and the Board may authorize the seal of the corporation to be affixed to all papers which may require it; but no such Committee shall have the power or authority to amend the Articles of Incorporation to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or to amend the By-Laws of the corporation; and, unless the resolution expressly so provides, no such Committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     5.2  Meetings.  The Executive Committee may meet at stated times, on
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not less than 24 hours' notice given personally or mailed or telegraphed to all by any one of their own number. During the intervals between meetings of the Board of Directors, the Executive

Committee shall advise with and aid the officers of the corporation in all matters concerning the interest and management of its business.

     5.3  Minutes.  The Executive Committee shall keep regular minutes of
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its proceedings and report the same to the Board of Directors when requested.

     5.4  Alternate Members.  The Board of Directors may designate one
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(1) or more directors as alternate members of any Executive Committee, who may replace at any meeting of such Committee any absent member or member disqualified from voting. In the absence or disqualification from voting of a member of the Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they consti-tute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member; but vacancies in the membership of the Executive Committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for such purpose.

     5.5  Action Without Meeting. Any action of the Board of Directors or
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of any Committee thereof, which is required or permitted to be taken at a meeting, may be taken without a meeting if written consent to the action signed by all of the members of the Board or of the Committee, as the case may be, is filed in the minutes of the proceedings of the Board of Committee prior to the taking of such action.

                                 ARTICLE VI

                                  OFFICERS

     6.1  Generally.  The officers of the Corporation shall include a Chief
          ---------
Executive Officer, a President, a Secretary and a Treasurer, and may include a Chairman of the Board, one or more Vice-Presidents, and such other subordinate officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders, or by a duly authorized committee thereof with the approval of shareholders. The Chief Executive Officer shall be a member of the Board of Directors and may be the Chairman of the Board.
None of the other officers, except the Chief Executive Officer, need be a director. Any number of offices may be held by the same person, but no officer shall attest, acknowledge or verify any instrument in more than one capacity.

     6.2  Term of Office.  The officers hereinbefore mentioned shall hold
          --------------
office for one year or until their successors are chosen and qualified or until his earlier resignation or removal. Any vacancy occurring among the officers shall be filled by the Board of Directors, but the person so elected to fill the vacancy shall hold office only until the first meeting of the Board of Directors after the next annual meeting of stockholders and until his successor is chosen and qualified.

     6.3  Agents.  The Board of Directors may appoint such agents as it
          ------
may deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     6.4  Salaries.  The salaries, emoluments, compensation or reimburse-
          --------
ment or all officers and agents of the corporation shall be fixed by the Board of Directors.

     6.5  Removal.  Any officer or agent elected, appointed or chosen by
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the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors, with or without cause, whenever in its judgment the best interests of the corporation will be served thereby.

     6.6  Voting Shares in Other Corporations.  Unless otherwise directed
          -----------------------------------
by the Board of Directors, the Chief Executive Officer shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stock-holders of any other corporation in which this corporation may hold secur-ities and otherwise to exercise and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

     6.7  Vacancies.  Any officer may resign at any time upon written
          ---------
notice to the corporation. Such resignation shall take effect at the time stated therein; and unless otherwise specified therein, the accep-tance of such resignation shall not be necessary to make it effective.
Any vacancy occurring in any office by death, resignation, removal or otherwise shall be filed by the Board of Directors for the unexpired portion of the term. If any officer shall be absent or unable for any reason to perform his duties, the Board of Directors, to the extent not otherwise consistent with these By-Laws or law, may direct that the duties of such officer during such absence or inability shall be performed by such other officer or assistant officer as seems advisable to the Board.

     6.8  Authority and Duties of Officers.  The officers of the corpora-
          --------------------------------
tion shall have the authority and shall exercise the powers and perform the duties specified below, and as may be otherwise specified by the Board of Directors or by these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law, and in cases where the duties of any officer or agent are not pre-scribed by these By-Laws or by the Board of Directors such officer or agent shall follow the orders and instructions of (a) the President, and if a Chairman of the Board is elected, then (b) the Chairman of the Board.

                                ARTICLE VII

                         CHIEF EXECUTIVE OFFICER

     7.1  Chairman of the Board - Chief Executive Officer.  The Chief
          ---------------------
Executive Officer shall be Chairman of the Board of the corporation and shall have the general and active management of the business of the cor-poration and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed. He shall, if present, preside at each meeting of the stock-holders and of the Board of Directors and shall be an ex officio member of all committees of the Board of Directors. He shall perform all duties incident to the office of Chairman of the Board of Directors and Chief Executive Officer and such other duties as may from time to time be assigned to him by the Board of Directors. The Chief Executive Officer may enter into and execute in the name of the corporation, contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business, which are authorized either generally or specifically, by the Board of Directors. He shall further be authorized to execute bonds, mortgages, and similar documents on behalf or the corporation and shall affix the seal to any instruments requiring it, and when so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer, or any other officer authorized to do so by the Board of Directors. In the event of his inability to act as Chief Executive Officer or Chairman of the Board, or in his absence, the Board of Directors shall appoint, at a special meeting not to be held more than four (4) days from the Chairman of the Board-Chief Executive Officer's inability to act or his absence, such officer or other person to perform the duties of Chief Executive Officer-Chairman of the Board of Directors until such time that the Chief Executive Officer-Chairman of the Board is no longer absent or is able to perform his duties. In so acting the newly appointed Chief Executive Officer-Chairman of the Board shall have and perform all the powers of, and be subject to all the restrictions upon the Chief Executive Officer-Chairman of the Board.

                              ARTICLE VIII

                               PRESIDENT

     8.1  President.  The President shall be a chief operating officer of
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the corporation and shall have general and active supervision and direction over the business and affairs of the corporation and over its several officers, subject, however, to the direction and approval of the Chairman of the Board of Directors who shall also be the Chief Executive Officer of the corporation and the control of the Board of Directors. At the request of the Chairman of the Board of Directors, but only for a specified and limited time and subject to approval by the Board of Directors, the President shall perform the duties of the Chairman of the Board and in so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board of Directors. He shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board of Directors, the Chief Executive Officer or these By-Laws. In the event of the absence, death, inability or refusal to act by the President, the Chairman of the Board of Directors shall act as the President until a new President is appointed by the Board of Direc-tors. The Chairman of the Board of Directors in so acting as President shall perform the duties and be vested with the authority of the President.

                             ARTICLE IX

                           VICE PRESIDENT

     9.1  Vice President.  The Executive Vice President, if any, and each
          --------------
Vice President, shall have such powers and perform all such duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer unless otherwise provided by the Board of Directors.

                              ARTICLE X

                             TREASURER

     10.1  Custody of Funds.  The Treasurer shall have the custody of the
           ----------------
corporate funds and securities, and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     10.2  Disbursements.  The Treasurer shall disburse the funds of the
           -------------
corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall render to the Chief Executive Officer and directors at the regular meetings an account of all his trans-actions as Treasurer and of the financial condition of the corporation.

     10.3  Bond.  He shall give the corporation a bond if required by the
           ----
Board of Directors, in a sum and with one or more securities satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the corporation.

     10.4  Assistant Treasurer.  The Assistant Treasurer shall perform all
           -------------------
the duties and responsibilities of the Treasurer on such occasion on which the Treasurer shall be unable to perform all the duties of the office and shall perform all other duties and exercise all other powers as shall be assigned to him by the Board of Directors or by the Chief Executive Officer or the Treasurer.

                                  ARTICLE XI

                                  SECRETARY
     11.1  Secretary.  The Secretary shall attend all meetings of the
          ---------
Board of Directors and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given notice of all meetings of the stockholders and of the Board of Directors, and shall keep the seal of the corporation in safe custody. The Secretary shall perform such other duties as may be prescribed by the Board of Directors or by the Chief Executive Officer under whose supervision he or she shall be.

     11.2  Assistant Secretary.  The Assistant Secretary shall perform all
           -------------------
the duties and responsibilities of the Secretary on such occasions on which the Secretary shall be unavailable to perform the duties of the office and shall perform all other duties and exercise all other powers as shall be assigned him or her by the Board of Directors or by the Chief Executive Officer or the Secretary.

                               ARTICLE XII

                   DUTIES OF OFFICERS MAY BE DELEGATED

     12.1  Delegation.  In case of the absence or disability of any
           ----------
officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors, by majority vote, may delegate for that time being the powers or duties or any of them of such officer to any other officer or to any director or to any other person.

                              ARTICLE XIII

                          CERTIFICATE OF STOCK

     13.1  Certificates.  Certificates of stock shall be issued in such
           ------------
form as may be approved by the Board of Directors. Each holder of stock in the corporation shall be entitled to have a certificate signed in the name of the corporation by the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Certificates of stock shall be consecutively numbered and shall be in such form consistent with law as shall be prescribed by the Board of Directors.

     13.2  Consideration for Shares.  Shares shall be issued for such
           ------------------------
consideration (but not less than the par value thereof) as shall be deter-mined from time to time by the Board of Directors. Treasury shares shall be disposed of for such consideration as may be determined from time to time by the Board. Such consideration may consist, in whole or in part, of cash, personal property, real property, leases of real property, services rendered or to be rendered, or promissory notes, and shall be paid in such form, in such manner and at such times as the directors may require, all as consistent with the Florida Business Corporation Act.

     13.3  Issuance of Stock.  The capital stock issued by the corporation
           -----------------
shall be deemed to be fully paid and nonassessable stock, if: (a) the entire amount of the consideration has been received by the corporation in the form or forms set forth in Section 13.2 of this Article XIII and if any part of the consideration is in the form of a promissory note or other obligation, such note or obligation has been satisfied in full; or (b) not less than the amount of the consideration determined to be capital pursuant to statute has been received by the corporation in the form or forms set forth in Section 13.2 of this Article XIII and the corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price; provided, however, nothing contained herein shall prevent the Board of Directors from issuing partly paid shares as described herein.

     The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares the total amount of the considera-tion to be paid therefor and the amount paid thereon may be stated.

     The directors may from time to time demand payment, in respect of each share of stock not fully paid, of such sum of money as the necessities of the business may, in the judgment of the Board of Directors, require, not exceeding the whole, the balance remaining unpaid on said stock, and such sum so demanded shall be paid to the corporation at such times and by such installments as the Directors shall direct. The Directors shall give written notice of the time and place of such payments, which notice shall be mailed to each holder or subscriber to his last know post office address at least 30 days before the time for such payment for stock which is not fully paid.

                             ARTICLE XIV

                          TRANSFER OF STOCK

     14.1  Transfer. The Board of Directors shall have power and authority
           --------
to make such rules and regulations as they may deem expedient concerning the issue, registration and transfer of certificates of stock, and may appoint transfer agents or clerks and registrars thereof.

                             ARTICLE XV

                   INDEBTEDNESS OF STOCKHOLDERS

     15.1  Lien.  The corporation shall have a first lien on all the
           ----
shares of its capital stock and upon all dividends declared upon the same for any sum due to the corporation, either on account of the sub-scription to its stock or for any other indebtedness due from the stock-holder.

                            ARTICLE XVI

           CLOSING OF TRANSFER BOOKS, FIXING OF RECORD DATE

     16.1  Record Date.  The Board of Directors may at any time by resolu-
           -----------
tions direct that the stock transfer books be closed for a period not to exceed fifty (50) days preceding the date of any annual or special meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or in connection with obtaining the consent of stockholders for any purpose. In lieu of providing for the closing of the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or to give such consent, as the case may be.

                           ARTICLE XVII

                     REGISTERED STOCKHOLDERS

     17.1 Record Holder. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save expressly provided by the laws of the State of Florida.

                          ARTICLE XVIII

                        LOST CERTIFICATES

     18.1  Lost Certificates.  Any person claiming a certificate of stock
           -----------------
to be lost or destroyed shall make an affidavit or affirmation of that fact and verify the same in such manner as the Board of Directors may require, and shall, if the Board of Directors require, give the corpora-tion a bond of indemnity in form and with one or more sureties satis-factory to the Board of Directors in at least double the value of the stock represented by said certificate before a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.

                           ARTICLE XIX

                       INSPECTION OF BOOKS

     19.1  Inspection of Books.  The Board of Directors shall determine
           -------------------
from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the corporation (except such as may by statute be specifically open to inspection or any of then, shall be open to the inspection of the stockholders and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                          ARTICLE XX

                            CHECKS

     20.1  Commercial Investments.  All checks, drafts, acceptances,
           ----------------------
notes and other orders, demands, or instruments in respect to the payment of money, shall be signed or endorsed on behalf of the corporation by the Chief Executive Officer and the President or the Secretary or by any other officers whom the Board of Directors may from time to time designate.

                          ARTICLE XXI

                          FISCAL YEAR

     21.1  Fiscal Year.  The fiscal year of the corporation shall begin
           -----------
January 1 and end on December 31 next following.

                          ARTICLE XXII

                           DIVIDENDS

     22.1  Dividends.  Dividends upon the capital stock of the corporation
           ---------
may be declared at the discretion of the Board of Directors, subject to the provisions of the Articles of Incorporation, at any regular or special meeting.

                          ARTICLE XXIII

                             NOTICES

     23.1  Notices. Whenever notice is required to be given by the Articles
           -------
of Incorporation or by these By-Laws, it shall not be construed to mean personal notice, but such notice, except as otherwise provided by law or by these By-Laws, may be given by depositing the same in the post office, letter box or mail chute, in a postage sealed wrapper addressed to the stockholder, officer or director, as the case may be, at such address as appears on the books of the corporation.

     23.2  Waivers of Notice.  Whenever notice is required to be given by
           -----------------
law, by the certificate of incorporation or by these By-Laws, a written waiver thereof, signed by the person entitled to said notice, whether before or after the time state therein, shall be deemed equivalent to notice. Attendance of a person at a meeting or (in the case of a stockholder) by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be trans-acted at, nor the purpose of , any regular or special meeting of the stockholders, directors, or members of a committee of directors need to be specified in any written waiver or notice unless so required by the certificate of incorporation or these By-Laws.

                                ARTICLE XXIV

                                AMENDMENTS

     24.1  Amendments.  These By-Laws may be altered, amended or repealed
           ----------
or new By-Laws may be adopted by the Board of Directors or by the stock-holders in the manner provided in this Article XXIV at any meeting, but not by written consent, of the stockholders. In order for the Board of Directors to effect an alteration, amendment or repeal of these By-Laws or to adopt new By-Laws, written notice containing the proposed alteration, amendment or repeal, or new By-Laws must be provided to all the directors of the corporation not less than 30 days prior to the meeting of directors at which the proposal is to be considered unless the proposal is approved by at least 75 percent of all directors. In order for the stockholders to effect an alteration, amendment, or repeal of these By-Laws or to adopt new By-Laws, written notice containing the proposed alteration, amendment, repeal or new By-Laws has been provided to the Secretary and all the directors of the corporation not more than seven days after the corporation gives notice of the meeting of stockholders at which the proposal is to be considered.

     Any amendment or repeal of any provision or all provisions of this
Article XXIV or the adoption of any provision inconsistent with any provision or all provisions of this Article XXIV shall, in addition to any other vote or approval required by law or by these By-Laws or by the Articles of Incorporation, require the affirmative vote of (a) at least 75 percent of all the directors or (b) (i) at least 75 percent of the outstanding shares of each class of voting stock and (ii) at least a majority, not including shares owned by interested shareholders as defined in Section 607.0901 of the Florida Business Corporation Act, of the outstanding shares of each class of voting stock.

     24.2  Emergency By-Laws.  Subject to repeal or change by action of
           -----------------
the stockholders, the Board of Directors may adopt emergency By-Laws in accordance with and pursuant to the provisions of the Florida Business Corporation Act.

                              ARTICLE XXV

           LIMITED EXCLUSION FROM CONTROL SHARE ACQUISITION
             OF FLORIDA BUSINESS CORPORATION ACT 607.0902

     25.1 Notwithstanding anything in these By-Laws to the contrary, the Corporation hereby provides that Section 607.0902 of the Florida Business Corporation Act relating to control share acquisitions does not apply to any control share acquisitions of securities of the Corporation relating to any issuances or acquisitions of any securities of the Corporation pursuant to any savings, employee stock ownership, other employee benefit plan, any non-qualified stock option plan, any option, bonus, appreciation, profit sharing, retirement, incentive, thrift, savings, defined compensa-tion, discount or similar options, rights or plans, or the issuance of any securities, shares or stock, directly or indirectly, through options or rights or other similar plans to existing management, officers, directors and similar parties duly elected by shareholders at a regular or special meeting and/or duly appointed and approved by such duly elected directors, not management, officers, directors and control parties who are engaged or have obtained such status either in a hostile tender offer or bid or proxy contest, and other than securities, options, warrants or rights issued to all security holders on a pro rata basis. The term "plan" as used in this
Article XXV includes, but is not limited to, any plan, any formal docu-ments, pursuant to which the following may be received: cash, stock, restricted stock, phantom stock, stock options, stock appreciation rights, stock options in tandem with stock option or any other stock appreciation rights, warrants, convertible securities, performance units and performance shares. A plan may be applicable to one person. Group, as considered in
Section 607.0902 of the Florida Business Corporation Act shall not include directors and/or officers merely because such are participants in any plans as defined in this Article XXV, but would require some further "acting in concert" other than administrating, participating in or otherwise voting for such plan.